UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	UTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On June 3, 2025, Unitil Corporation, a New Hampshire corporation (the “Company”), entered into a Distribution Agreement (the “Distribution Agreement”) with Janney Montgomery Scott LLC and Scotia Capital (USA) Inc. (each, a “Sales Agent” and collectively, the “Sales Agents”), as agents and/or forward sellers, and Janney Montgomery Scott LLC and The Bank of Nova Scotia (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”), as forward purchasers, pursuant to which the Company may sell, from time to time, up to an aggregate sales price of $50 million of its common stock, no par value (the “Shares”), through the Sales Agents. Sales of the Shares made pursuant to the Distribution Agreement, if any, may be made in “at the market offerings” as defined in Rule 415 of the Securities Act, including sales made directly on the New York Stock Exchange, the existing trading market for shares of the Company’s common stock, or sales made to or through a market maker or through an electronic communications network or by such other methods, including privately negotiated transactions (including block transactions), as the Company and any Sales Agent agree to in writing. Actual sales will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Company’s common stock, capital needs and determinations by the Company of the appropriate sources of funding for the Company.

In addition to the issuance and sale of Shares by the Company through the Sales Agents, the Company also may enter into forward stock purchase transactions with the Forward Purchasers as set forth in a separate letter agreement (each, a “Forward Agreement”). In connection with each Forward Agreement, and subject to the terms and conditions of the Distribution Agreement, the applicable Forward Purchaser will borrow from third parties and, through a Sales Agent (each Sales Agent when acting in such capacity is referred to as a “Forward Seller”), sell a number of Shares equal to the number of shares of the Company’s common stock underlying such Forward Agreement to hedge such Forward Agreement.

The Company will not receive any proceeds from the sale of borrowed shares of common stock by a Forward Seller. The Company expects to receive proceeds from the sale of Shares upon future physical settlement(s) of the relevant Forward Agreement with the relevant Forward Purchaser on dates specified by the Company on or prior to the maturity date of such Forward Agreement, in which case, the Company will expect to receive, subject to certain adjustments, aggregate net cash proceeds at settlement equal to the number of Shares underlying the relevant Forward Agreement, multiplied by the relevant forward sale price.

Although the Company expects to settle any Forward Agreement with a full physical settlement, it may, except in limited circumstances, elect a cash or net share settlement of such Forward Agreement, and subject to the terms and conditions of the Distribution Agreement. If the Company elects to cash settle or net share settle a Forward Agreement, the Company may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and the Company may owe cash (in the case of cash settlement) or shares of the Company’s common stock (in the case of net share settlement) to the relevant Forward Purchaser. Each Forward Purchaser will have the right to accelerate its Forward Agreement and require the Company to physically settle on a date specified by the Forward Purchaser under the terms described in the Forward Agreement.

The offer and sales of the Shares, if any, made pursuant to the Distribution Agreement and any Forward Agreement, will be made under the Company’s Registration Statement on Form S-3ASR, which was previously filed with the Securities and Exchange Commission and became automatically effective on June 3, 2025, as supplemented by a prospectus supplement, dated June 3, 2025.

The Company is not obligated to, and it cannot provide any assurances that it will, make any sales of the Shares under the Distribution Agreement or any Forward Agreement. The Company will pay each Sales Agent a commission rate of up to 2.0% of the gross sales price per share of any Shares sold through such Sales Agent as agent under the Distribution Agreement, as well as reimbursement of certain expenses. The Distribution Agreement may be terminated by the Company at any time upon prior written notice to the Sales Agent and Forward Purchasers or by any Sales Agent or any Forward Purchaser with respect to itself at any time upon prior written notice to the Company.

Neither the Company nor any of its controlled affiliates has any material relationship with any Sales Agent or Forward Purchaser, other than with respect to (i) the debt commitment letter dated May 6, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc., (ii) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Aquarion Water Company of Massachusetts, Inc., Aquarion Water Company of New Hampshire, Inc., and Abenaki Water Co., Inc., (iii) the debt commitment letter dated March 31, 2025 between the Company and The Bank of Nova Scotia relating to the acquisition of Maine Natural Gas Company, (iv) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Maine Natural Gas Company, (v) the debt commitment letter dated July 8, 2024 between the Company and The Bank of Nova Scotia relating to the acquisition of Bangor Natural Gas Company, (vi) advice provided by The Bank of Nova Scotia or its affiliates in connection with the acquisition of Bangor Natural Gas Company, and (vii) other customary banking and investment banking relationships.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the Distribution Agreement and Forward Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such agreements. A copy of the Distribution Agreement is filed as Exhibit 10.1 hereto and a form of Forward Agreement is included as Exhibit B to the Distribution Agreement.

The Distribution Agreement and the form of Forward Agreement have been included to provide investors with information regarding their terms. The Distribution Agreement and the Forward Agreement are not intended to provide any factual information about the Company or any of its subsidiaries. The representations, warranties and covenants contained in the Distribution Agreement and the Forward Agreement were, are or will be made only for purposes of the Distribution Agreement and the Forward Agreement and as of specific dates, are solely for the benefit of the parties to the Distribution Agreement and the Forward Agreement, and are subject to limitations, modifications, qualifications, or exceptions agreed upon by the parties to the Distribution Agreement and the Forward Agreement. Moreover, the representations and warranties contained in the Distribution Agreement and the Forward Agreement generally were, are or will be made for the purpose of allocating contractual risk among the parties to the Distribution Agreement and the Forward Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the parties to the Distribution Agreement and the Forward Agreement that differ from those applicable to investors. Investors are not third-party beneficiaries under the Distribution Agreement and the Forward Agreement and should not rely on the representations, warranties and covenants contained therein or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries or any of their respective subsidiaries or affiliates. Additionally, information concerning the subject matter of the representations and warranties contained in the Distribution Agreement and the Forward Agreement may change after the date of the Distribution Agreement and the Forward Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The legal opinion of Patrick Taylor, Chief Regulatory Counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto, and the consent of Patrick Taylor is filed as Exhibit 23.1 hereto.

Forward-Looking Statements

This Form 8-K contains forward-looking statements. All statements, other than statements of historical fact, included in this Form 8-K are forward-looking statements. Forward-looking statements include declarations regarding the Company’s beliefs and current expectations. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the risks and uncertainties include the following: the satisfaction of conditions precedent to the transactions contemplated by the Distribution Agreement or the Forward Agreement; general economic conditions; market conditions; the trading price of the Company’s common stock; the Company’s capital needs; the Company’s determination of appropriate sources of funding; risks described elsewhere in this Current Report on Form 8-K; and other risks detailed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date they are made. The Company undertakes no obligation, and does not intend, to update these forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit	Reference

5.1	Opinion of Patrick Taylor, Chief Regulatory Counsel, dated June 3, 2025, relating the legality of the Shares	Filed herewith

10.1	Distribution Agreement, dated June 3, 2025, by and among Unitil Corporation, Janney Montgomery Scott LLC and Scotia Capital (USA) Inc. (each as agent and/or forward seller) and Janney Montgomery Scott LLC and The Bank of Nova Scotia (each as forward purchaser)	Filed herewith

23.1	Consent of Patrick Taylor, Chief Regulatory Counsel (included in Exhibit 5.1)	Filed herewith

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Daniel J. Hurstak
Daniel J. Hurstak
Senior Vice President, Chief Financial Officer and Treasurer

Date:	June 3, 2025